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                                                                     EXHIBIT 1.1

                          KRISPY KREME DOUGHNUTS, INC.


                        2,000,000 Shares of Common Stock

                             Underwriting Agreement


                                                                          , 2001



Deutsche Bank Securities Inc.(1)
J.P. Morgan Securities Inc.
Dain Rauscher Incorporated
Scott & Stringfellow, Inc.
     As Representatives of the several Underwriters listed in Schedule I hereto
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, MD 21202

Ladies and Gentlemen:

         Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the "Company"), and certain shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 2,000,000 shares of the Company's common stock, no par value(the "Common Stock"), of that 150,000 shares will be sold by the Company and 1,850,000 shares will be sold by the Selling Shareholders (collectively, the "Underwritten Shares"). The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." In addition, at the option of the Underwriters and for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company and certain Selling Shareholders also propose to sell to the Underwriters an aggregate of up to 300,000 additional shares of the Company's Common Stock (the "Option

---------------
(1) N.B. - Following the merger of our two U.S. Broker dealers, which is expected to occur in January 2001, our legal name will change to "Deutsche Banc Alex. Brown Inc."


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Shares"). The Underwritten Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         The Common Stock, including the Shares, will have attached thereto rights (the "Rights") to purchase one one-hundredth (1/100) of a share of Series A Participating Cumulative Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"). The Rights are to be issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of January 18, 2000 between the Company and Branch Banking and Trust Company.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares and the Rights. The registration statement as amended at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus." Each preliminary prospectus contained in the Registration Statement prior to the time it becomes effective is referred to in this Agreement as a "Preliminary Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  1. The Company agrees to issue and sell the Underwritten Shares to be sold by the Company, and the Selling Shareholders agree, severally and not jointly, to sell the Underwritten Shares set forth opposite the name of each such Selling Shareholder on Schedule II hereto to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from each of the Company and each Selling Shareholder at a purchase price per share of $ (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Company and each Selling Shareholder, as the case may be, by a fraction, the numerator of that is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto (or such number as increased as set forth in Section 9 hereto) and the denominator of that is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all of the Selling Shareholders hereunder.


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         In addition, the Company agrees to issue and sell up to 71,675 Option
Shares to the several Underwriters as hereinafter provided, and certain of the Selling Shareholders agree, severally and not jointly, to sell up to the number of Option Shares indicated on Schedule II hereto to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from each of the Company and each such Selling Shareholder, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters, all or any portion of the Option Share at the Purchase Price. The number of Option Shares to be purchased by each Underwriter from each of the Company and each Selling Shareholder selling Option Shares shall be that number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Option Shares to be sold by the Company or such Selling Shareholder, as the case may be, by a fraction, the numerator of that is the aggregate number of Option Shares to be purchased by such Underwriter (or such number increased as set forth in Section 9 hereof) and the denominator of that is the aggregate number of Option Shares to be purchased by all the Underwriters from the Company and the Selling Shareholders hereunder.

         The Underwriters may exercise the option to purchase the Option Shares in whole or in part at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and to the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to that the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, that may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

                  2. The Company and the Selling Shareholders understand that the Underwriters intend (A) to make a public offering of the Shares as soon after (i) the Registration Statement has become effective (if it has not already become effective) and (ii) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (B) initially to offer the Shares upon the terms set forth in the Prospectus.

                  3. Payment for the Shares shall be made by wire transfer in immediately available funds (A) to the account specified to the Representatives by the Company with regard to


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payment to the Company in the case of the Underwritten Shares to be issued and sold by the Company and to the account specified by the Attorneys-in-Fact with regard to payment to the Selling Shareholders with regard to the Underwritten
Shares to be sold by the Selling Shareholders, on             , 2001, or at such
other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company and the Selling Shareholders may agree upon in writing or (B) to the account specified to the Representatives by the Company with regard to payment to the Company with regard to the Option Shares to be sold by the Company and to the account specified by the Attorneys-in-Fact with regard to the Option Shares to be sold by the Selling Shareholders on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are referred to herein as the "Additional Closing Date." As used herein, the term "Business Day" means a day on that the New York Stock Exchange is open for trading and on that banks in New York are open for business and not permitted by law or executive order to be closed.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company or the Selling Shareholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Deutsche Bank Securities Inc. set forth above not later than 1:00 P.M., New York time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

                  4. (A) The Company represents and warrants to each Underwriter that:

                           (i) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in


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                  conformity with information relating to any Underwriter
                  furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under that they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                           (iii) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated Subsidiaries (as defined below) and, as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

                           (iv) since the respective dates as of that information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business,


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                  prospects, management, financial position, shareholders'
                  equity or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, none of the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries, taken as a whole;

                           (v) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in that it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

                           (vi) each of the Company's subsidiaries, as listed in Exhibit 21.1 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries"), has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in that it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as set forth in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                           (vii) this Agreement has been duly authorized, executed and delivered by the Company;


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                           (viii)   the Company has an authorized capitalization
                  as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as set forth in or contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

                           (ix) the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the description thereof in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

                           (x)      the Rights Agreement has been duly
                  authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (xi)     none of the Company nor any of its
                  Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate or articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to that any of the Company or any of its Subsidiaries is a party or by that it or any of them or any of their respective properties is or will be bound, except for violations and defaults that individually and in the aggregate are not material to the Company and its Subsidiaries, taken as a whole; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan


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                  agreement or other agreement or instrument to that the Company or any of its Subsidiaries is a party or by that the Company or any of its Subsidiaries is bound or to that any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate or articles of incorporation or the by-laws of the Company or any of its Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company, its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (xii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or to that the Company or any of its Subsidiaries is a party or to that any property of the Company or any of its Subsidiaries is, or may be the subject that, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; to the knowledge of the Company, there are no legal or governmental investigations, actions, suits or proceedings pending against or affecting any Krispy Kreme franchisee that, if determined adversely, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xiii) the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all


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

                  liens (except for the Company's property in Wilmington, Delaware), encumbrances and defects except such as are set forth or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the lessee;

                           (xiv) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and their directors, officers, shareholders, customers or suppliers, on the other hand, that is required to be described in the Registration Statement or the Prospectus that is not described as required;

                           (xv) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company and the Selling Shareholders hereunder;

                           (xvi) the Company is not and, after giving effect to the offering and sale of the Shares, and application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                           (xvii)   to the knowledge of the Company,
                  PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), who have certified certain financial statements filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder;

                           (xviii)  the Company and its Subsidiaries have filed
                  all federal, state, local, foreign and franchise tax returns, that have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith that would have or could reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the


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                  Registration Statement and the Prospectus, to the knowledge of the Company, there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or any of its Subsidiaries that would have or could reasonably be expected to have a Material Adverse
                  Effect;

                           (xix) neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares of the Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares of the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act;

                           (xx) the Company and each of its Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals, franchises and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess or obtain such licenses, permits, certificates, consents, orders, approvals, franchises and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval, franchise or other authorization, except as set forth in the Registration Statement and the Prospectus; and the Company and each of its Subsidiaries is in compliance with all material laws and regulations relating to the conduct of its business as conducted as of the date hereof;

                           (xxi) the Company and its Subsidiaries are in compliance in all material respects with the applicable requirements of the Federal Trade Commission (the "FTC") rules governing franchising and all applicable provisions of federal, state, local and other laws or regulations governing the business of a franchisor;


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                           (xxii)   there are no existing or, to the best
                  knowledge of the Company, threatened labor disputes with any employees of the Company or any of its Subsidiaries that might reasonably be expected to have a Material Adverse Effect;

                           (xxiii)  the Company and its Subsidiaries are (i) in
                  material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) in receipt of all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) in compliance with the terms and conditions of any such permit, license or other approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect;

                           (xxiv) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Subsidiaries or affiliates for employees or former employees of the Company, its Subsidiaries and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No ---- prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or
                  Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                           (xxv) except as set forth in the Prospectus, the Company and each of its Subsidiaries owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade


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

                  secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (collectively, the "Intellectual Property"), necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not have a Material Adverse Effect; except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (and the Company has no knowledge of any infringement of or conflict with) asserted rights of others with respect to Intellectual Property of the Company and its Subsidiaries that could have a Material Adverse Effect; the discoveries, inventions, products or processes of the Company and its Subsidiaries referred to in the Registration Statement and the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process that is the subject of a patent application filed by any third party, known to the Company that could have a Material Adverse Effect;

                           (xxvi) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that are believed by the Company to be reliable;

                           (xxvii)  the Company and each of its Subsidiaries
                  carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries

                           (xxviii) to the knowledge of the Company, there are
                  no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement; and

                           (xxix) except for compensation to be received by the Underwriters under this Agreement, the Company or any of its Subsidiaries does not know of any outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby.

                  (B) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters as follows:

                           (i) Such Selling Shareholder now has and at the Closing Date and the Additional Closing Date, as the case may be, will have good and marketable title to the Underwritten Shares and the Option Shares, if any, to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Underwritten Shares and Option Shares; and upon the delivery of, against payment for, such Underwritten Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims;

                           (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to that such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction;

                           (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that has constituted, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Securities Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares; and

                           (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in
                  Section 4(A) are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement that has adversely affected or may adversely affect the business of the Company or any of its Subsidiaries; and the sale of the Underwritten Shares and the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries that is not set forth in the Registration Statement. The information pertaining to such Selling Shareholder under the caption "Selling Shareholders" in the Prospectus is complete and accurate in all material respects.

                  5. (A) The Company covenants and agrees with each of the several Underwriters as follows:

                           (i) if the Registration Statement has not already become effective, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York prior to 10:00 a.m., New York time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                           (ii) to deliver, at the expense of the Company, to the Representatives six signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                           (iii) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to that the Representatives reasonably object;

                           (iv) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective,
                  (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of that the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                           (v) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of that it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to that Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                           (vi) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                           (vii) to make generally available to its security holders and to the Representatives as soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, a consolidated earning statement (in reasonable detail), covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, that earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the rules and regulations thereunder and will advise you in writing when such statement has been so made available;

                           (viii) for a period of three years from the Closing Date, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                           (ix) for a period of 90 days after the date of the public offering of the Shares (the "Lock-Up Period") not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities of the Company that are substantially similar to the Common Stock, including but not limited to, any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of Deutsche Bank Securities Inc., other than the Shares to be sold by the Company hereunder and any options granted or shares of Common Stock issued upon the exercise of options granted under any stock option plan or stock incentive plan existing as of the date of this Agreement. Notwithstanding the foregoing, the Company may issue shares of its Common Stock during the Lock-Up Period in connection with acquisitions, strategic alliances, joint ventures or transactions with franchisees ("Excepted Transactions"); provided, however, that: (a) the Company shall give Deutsche Bank Securities Inc. five days prior written notice of any such issuance describing the Excepted Transaction in reasonable detail and stating the number of shares of Common Stock proposed to be issued in the Excepted Transaction, (b) all Common Stock issued in connection with the Excepted Transaction shall remain subject to the lock-up restrictions of this paragraph 5(A)(ix) for the remainder of the Lock-Up Period, (c) prior to any such issuance of Common Stock, each person that is to acquire any such Common Stock shall sign a lock-up agreement in form and substance reasonably acceptable to Deutsche Bank Securities Inc. covering all such shares of Common Stock for the remainder of the Lock-Up Period and (iv) no such issuance shall be made unless and until the requirements and conditions in the foregoing clauses (a), (b) and (c) have been complied with and satisfied;

                           (x) to use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

                           (xi) to file with the Commission such reports as may be required by Rule 463 under the Securities Act;

                           (xii) to not invest, or otherwise use the proceeds received by the Company form it sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act;

                           (xiii) to not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company; and

                           (xiv)    to use its best efforts to list for
                  quotation the Shares on the National Market System of The Nasdaq Stock Market, Inc. (the "NNM").

                  (B) Each of the Selling Shareholders covenants and agrees with each of the several Underwriters as follows:

                           (i) for a period of 90 days after the date of the Prospectus not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than the Shares to be sold by such Selling Shareholder hereunder;

                           (ii) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department in lieu thereof); and

                           (iii) such Selling Shareholder will not take,
                  directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (C) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders agree to pay or cause to be paid all costs and expenses incident to the performance of the Company's and the Selling Shareholders' obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, reregistration, transfer, execution and delivery of the Shares (including reasonable accounting fees of the Company and fees and disbursements of counsel for the Company and the Selling Shareholders), (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the NNM, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar. The portion of costs and expenses allocated to the Company and each Selling Shareholder in connection with the sale of the Underwritten Shares shall be equal to an amount determined by multiplying the total costs and expenses payable under this Section 5(C) times a number derived by dividing the number of Underwritten Shares to be sold by each of the Company and each such Selling Shareholder hereunder by the total number of Underwritten Shares to be sold by the Company and all the Selling Shareholders hereunder, and such amount shall be remitted to the Company by the custodian in accordance with the Custody Agreement. The portion of the costs and expenses allocated to each of the Company and each such Selling Shareholder in connection with the sale of any Option Shares, if applicable, shall be equal to an amount determined by multiplying the total incremental costs incurred under this Section 5(C) in connection with the sale of the Option Shares times a number derived by dividing the number of Option Shares to be sold by each of the Company and each such Selling Shareholder hereunder by the total number of Option Shares to be sold by the Company and all the Selling Shareholders hereunder, and such amount shall be remitted to the Company by the custodian in accordance with the Custody Agreement.

                  6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

                  (A) the Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the rules and regulations of the Securities Act shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction not later than 5:00 P.M., New York time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for that purpose shall be pending before or, to the knowledge of the Company or the Selling Shareholders, shall be threatened by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares;

                  (B) the respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (C) since the respective dates as of that information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of that in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements of the Company and its consolidated Subsidiaries included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (D) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (i) a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Additional Closing Date, as the case may be, each of them severally represents as follows:

                           (a) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           (b) the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Additional Closing Date, as the case may be;

                           (c) all filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                           (d) he or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (e) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

and (ii) a certificate of the Selling Shareholders, satisfactory to the Representatives to the effect set forth in subsection (B) of this Section 6 (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

                  (E) Cahill Gordon & Reindel, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) the Registration Statement has been declared effective under the Securities Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending before or threatened by the Commission under the Securities Act;

                           (ii) to such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement have waived such rights or such rights have expired by reason of lapse of time following notification of the intent to file the Registration Statement;

                           (iii) the Company is not and, after giving effect to the offering and sale of the Shares and application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                           (iv) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to that such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

         In addition, such counsel shall also include a statement to the effect that they have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company at that the contents of the Registration Statement, the Prospectus and related matters were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified elsewhere in such letter), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel that causes such counsel to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under that they were made, not misleading (it being understood that such counsel has not been requested to and does not express any comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement and the Prospectus).

         In rendering the aforementioned opinions, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to

Underwriters' counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon that they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (iv) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

         The opinion of Cahill Gordon & Reindel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

                  (F) Stephen Johnson, Senior Counsel to the Company, and Kilpatrick Stockton LLP, counsel to the Company,(2) shall have furnished to the Representatives his and its, as the case may be, written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in that it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

--------------------

(2) The opinion in Section 6(F) will be divided between Stephen Johnson and Kilpatrick Stockton LLP as appropriate.

                           (iii) each of the Company's Subsidiaries has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in that it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by Holding, free and clear of all liens, encumbrances, equities or claims;

                           (iv) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or to that the Company or any of its Subsidiaries is or may be a party or to that any property of the Company or its Subsidiaries is or may be the subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (v) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                           (vii) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

                           (viii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any statutory, and to the best of such counsel's knowledge, contractual preemptive or similar rights;

                           (ix) the statements in the Prospectus under "Shares Eligible For Future Sale" and "Description of Capital Stock", and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Common Stock, legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the information called for with respect to such terms, legal matters, documents or proceedings;

                           (x)      neither the Company nor any of its
                  Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate or articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to that the Company or any of its Subsidiaries is a party or by that it or any of them or any of their respective properties is bound, except for violations and defaults, that would not, individually and in the aggregate, have a Material Adverse Effect; the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to that the Company or any of its Subsidiaries is a party or by that the Company or any of its Subsidiaries is bound or to that any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties;

                           (xi) no consent, approval, authorization, order, license, registration or qualification of or with any regulatory, administrative or other governmental agency or body is necessary for the issuance by the Company of the Shares to be sold by it hereunder or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (xii)    the Rights Agreement has been duly
                  authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (xiii) such counsel believes that (other than the financial statements and related schedules therein and the statistical or other industry data therein, as to that such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under that they were made, not misleading;

                           (xiv) the Company and each of its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess, or obtain such licenses, permits, certificates, consents, orders, approvals, franchises or other authorization, and except where the failure to make sure declarations or filings, would not, individually or in the aggregate, have a Material Adverse Effect; and, to such counsel's knowledge, neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and the Company and each of its Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

                           (xv) the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens (except for the Company's property in Wilmington, Delaware), encumbrances and defects except such as are set forth or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Subsidiaries;

                           (xvi) to the best knowledge of such counsel, the Company and each of its Subsidiaries is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; there are no legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened against or affecting the Company or any of its Subsidiaries under any Environmental Law, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                           (xvii) except as set forth in the Prospectus, the Company and each of its Subsidiaries owns, is licensed to use, or otherwise possesses adequate rights to use, the Intellectual Property reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use, or otherwise possess adequate rights to use, such Intellectual Property would not have a Material Adverse Effect; except as set forth in the Prospectus, none of the Company or any subsidiary has received any notice of infringement of or conflict with, and to the best of the such counsel's knowledge, there is no infringement of or conflict with, asserted rights of others with respect to the Intellectual Property, the discoveries, inventions, products or processes of the Company and its Subsidiaries referred to in the Registration Statement and the Prospectus do not, to the best of such counsel's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process, that is the subject of a patent application filed by any third party, except for such infringement or conflict that would not, individually or in the aggregate, have a Material Adverse Effect.

         In rendering such opinions, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and the State of North Carolina, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon that they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xiii) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

         The opinions of Stephen Johnson and Kilpatrick Stockton LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

                  (G) The Representatives shall have received on the Closing Date or the Additional Closing Date, as the case may be, the opinion of Kilpatrick Stockton LLP, counsel for the Selling Shareholders, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                           (i) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of such Selling Shareholder;

                           (ii) Such Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to that such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder;

                           (iii) Each of the Custody Agreement and the Power of Attorney executed and delivered by such Selling Shareholder is valid and binding; and

                           (iv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by such Selling Shareholder on the Closing Date, and the Additional Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

         The opinion of Kilpatrick Stockton LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

                  (H) Piper Marbury Rudnick & Wolfe LLP, special franchise counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Company's uniform franchise offering circular dated April 15, 1999 inclusive of attached exhibits ("UFOC"), contained information in compliance, as of the effective date of the UFOC, with the disclosure provisions of the FTC Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Rule") and the franchise disclosure laws of those states with that the Company has filed such UFOC and the UFOC complied as to form with the FTC Rule and such state franchise disclosure laws, provided however, that in compiling the UFOC, such counsel may state that it relied as to matters of fact upon representations and warranties of the Company and we have made no independent verification of said facts;

                           (ii) To such counsel's knowledge, (a) the procedures of the Company for offering and selling franchises comply in all material respects with the FTC Rule and the franchise disclosure laws of those states with that the Company has filed the UFOCS and (b) with respect to the UFOC, the Company has made all filings with all federal and state authorities required for the offer and sale of franchises in such states where the Company offers franchises, except for any noncompliance or failure to file that would not have a material adverse effect on the business or financial condition of the Company;

                           (iii) the descriptions of federal and state franchise regulations set forth in the Prospectus under the captions "Risk Factors - We may be harmed by actions taken by our franchisees that are outside of our control" and "Business - Government regulations" fairly and accurately describe the status of the material governmental franchise regulations pertaining to franchising activities of the Company and its Subsidiaries;

                           (iv)     the description of the franchising
                  agreements of the Company and its Subsidiaries set forth in the Prospectus under the caption "Business - Store ownership" fairly and accurately describes the material terms of such franchise agreements; and

                           (v) to such counsel's knowledge, the Company has not received any notice of violation of the FTC Rule or any state franchise registration or franchise disclosure law.

         The opinion of Piper Marbury Rudnick & Wolfe LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

                  (I) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (J) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Piper Marbury Rudnick & Wolfe LLP, counsel to the Underwriters, substantially to the effect specified in Paragraphs (E)(i) and (iv) and (F)(v) and (viii) of this
Section 6, and that the Company is validly organized and existing corporation under the laws of the State of North Carolina. In rendering such opinion such counsel may rely as to all matters governed other than by the laws of the United States and the State of Maryland on the opinions of counsel referred to in Paragraphs(E) and (F) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Piper Marbury Rudnick & Wolfe LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification;

                  (K) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NNM, subject to official notice of issuance;

                  (L) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

                  (M) the lock-up agreements of the Company's officers, directors and certain shareholders, in the form delivered to the Company, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or Additional Closing Date, as the case may be.

         7.       (A)      The Company agrees:

                           (i)      to indemnify and hold harmless each
                  Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to that such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

                  (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause
                  (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Selling Shareholders or the Representatives specifically for use in the preparation thereof; and

                           (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (B) The Selling Shareholders agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to that such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to
Section 7(A) above; provided, however, that each Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through such Selling Shareholder specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Shareholder for indemnification under this

Section 7(B) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability that the Company may otherwise have.

                  (C) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Securities Act, against any losses, claims, damages or liabilities to that the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under that they were made; and will reimburse upon demand any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

                  (D) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of that indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(A), (B) or (C) shall be available to any party who shall fail to give notice as provided in this Section 7(D) if the party to whom notice was not given was unaware of the proceeding to that such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(A), (B) or (C). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(A) or 7(B) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 7(C). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of that indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (E) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(A), (B) or (C) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 7(E) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(E). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (E), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 7(E) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (F) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in that such other contributing party is a party.

                  (G) Any losses, claims, damages, liabilities or expenses for that an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                  8. Notwithstanding anything herein contained, this Agreement may be terminated by you by notice to the Company and the Attorneys-in Fact at any time prior to the Closing Date (A) if any of the following has occurred: (i) since the respective dates as of that information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company's common stock by the Nasdaq Stock

Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (B)      as provided in Sections 6 and 9 of this Agreement.

                  9. This Agreement shall become effective upon the later of (A) execution and delivery hereof by the parties hereto and (B) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to that such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Company or the Selling Shareholders shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  10. The Company and the Selling Shareholders shall not be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the condition in
Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 8(A)(i-viii) hereof, or by reason of any failure, refusal or inability on the part of the Company or Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

                  11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, each affiliate of any Underwriter that assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by Deutsche Bank Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by Deutsche Bank Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202; Attention: Syndicate Department (telefax: (410) 895-2720). Notices to the Company and the Selling Shareholders shall be given to it and the Attorneys-in-Fact, as the case may be, at 370 Knollwood Street, Winston-Salem, NC 27103 (telefax: (336) 733-3790); Attention: President - Krispy Kreme Doughnuts, Inc.

                  13. The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Plan of Distribution" in the Prospectus.

                  14. This Agreement may be signed in counterparts, each of that shall be an original and all of that together shall constitute one and the same instrument.

                  15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                             Very truly yours,

                             KRISPY KREME DOUGHNUTS, INC.


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                             THE SELLING SHAREHOLDERS


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:       Attorney-in Fact

                                    As Attorney-in-Fact acting on behalf of
                                    each of the Selling Shareholders named in
                                    Schedule II to this Agreement.

Accepted the date first written above:

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
DAIN RAUSCHER INCORPORATED
SCOTT & STRINGFELLOW, INC.
    Acting severally on behalf of
    themselves and the several
    Underwriters listed in Schedule I
    hereto.

   By: DEUTSCHE BANK SECURITIES INC.



    By:
         -----------------------------------
         Name:
         Title:

                                   SCHEDULE I

                                                            Number of
                                                          Underwritten
                                                              Shares
Underwriter                                              To Be Purchased
-----------                                              ---------------
Deutsche Bank Securities Inc........................
J.P. Morgan Securities Inc. ........................
Dain Rauscher Incorporated..........................
Scott & Stringfellow, Inc...........................
          Total
                                                         ===============

                                   SCHEDULE II


                                    Number of Underwritten    Number of Option
Name                                Shares To Be Sold         Shares to Be Sold
----                                ----------------------    -----------------


[List Selling Shareholders]
